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Exhibit 99.1

May 6, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: NAVIDEC, Inc.

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated May 6, 2002 of NAVIDEC, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein as they relate to us.

Very truly yours,


/s/ Arthur Andersen LLP